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                                                                   Exhibit 10.35


                      SECOND AMENDMENT TO CREDIT AGREEMENT

     This Second Amendment to Credit Agreement is made as of this 12th day of December, 2001, by and between Cape Cod Bank and Trust Company, NA ("Lender"), a National Association, with offices at 2 Barlows Landing Road, Pocasset, Massachusetts 02559 and Benthos, Inc. ("Borrower"), a Massachusetts corporation with its principal place at 49 Edgerton Drive, North Falmouth, Massachusetts 02556.

                                    RECITALS:

     A. Borrower and Lender entered into a certain Credit Agreement dated August 18, 1999, as amended by a First Amendment to Credit Agreement and Amendment to Revolving Note and Term Note dated March 23, 2001 (the "Credit Agreement") regarding: (i) a Commercial Variable Rate Revolving or Draw Note dated August 18, 1999, as amended by an Amendment dated December 8, 2000, a Second Amendment dated March 23, 2001, and a Third Amendment dated July 9, 2001 (the "Revolving Note"), (ii) a Commercial Variable Rate Promissory Note August 18, 1999, as amended by an Amendment dated October 17, 2000, and a Second Amendment dated March 23, 2001 (the "Term Note"), and (iii) other instruments and agreements executed in conjunction therewith;

     B. Borrower and Lender now desire to further amend the Credit Agreement and to further amend each of the Revolving Note and Term Note as set forth herein and in separate amendments of even date herewith to said Revolving Note and Term Note.

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                                   AGREEMENTS:

     Now, therefore, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Lender and the Borrower hereby agree as follows:

     1. Capitalized terms used herein shall have the meaning given to them in the Credit Agreement unless separately defined herein.

     2. As of December 12th, 2001, the outstanding principal balance of the Revolving Loan under the Revolving Note is $650,000.00 and the outstanding principal balance of the Term Loan under the Term Note is $3,732,142.87.

     3. The definition of "Expiration Date" as set forth in Section 1.01 of the Credit Agreement is hereby amended to be January 31, 2003.

     4. The following new definition is added to Section 1.01 of the Credit
Agreement: "Term Loan Expiration Date shall mean August 18, 2006".

     5. The second sentence of Section 2.04(a) of the Credit Agreement is hereby deleted and replaced with the following:

          "The rate of interest so payable shall be a fluctuating rate per annum which at all times shall be equal to the sum of the prime rate as published in The Wall Street Journal ("WSJ Prime") on such date plus two percent (2%), but in no event shall such interest rate be less than seven percent (7%) or in excess of the maximum rate then permitted by applicable law, with a change in such rate to become effective on the same day on which any change in the WSJ Prime is effective."


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     6. Section 8.02 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

          "Section 8.02. Financial Covenants.

          The Borrower covenants and agrees that, so long as any Loan is outstanding or any obligation of the Borrower to the Lender, in any capacity, remains unpaid, or any commitment by the Lender to the Borrower is in effect:

          a. The Borrower will maintain a ratio of Current Assets to Current Liabilities of greater than or equal to:

             (i)   1.95 to 1.00 as of December 31, 2001;
             (ii)  2.00 to 1.00  as of March 31, 2002;
             (iii) 2.00 to 1.00 as of June 30, 2002; and
             (iv)  2.00 to 1.00 as of September 30, 2002.

          b. The Borrower shall maintain a ratio of Total Debt to Tangible Net Worth less than or equal to:

             (i)   1.90 to 1.00 as of December 31, 2001;
             (ii)  1.80 to 1.00 as of March 31, 2002;
             (iii) 1.75 to 1.00 as of June 30, 2002; and
             (iv)  1.55 to 1.00 as of September 30, 2002.

             Tangible Net Worth shall equal total assets minus total liabilities minus intangible assets.

          c. The Borrower shall maintain a ratio of Cash Flow to Debt Service Payments, which on a cumulative basis for the applicable period shall be greater than or equal to the following:


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             (i)   .32 to 1.00 for quarter ending December 31, 2001;
             (ii)  .24 to 1.00 for quarter ending March 31, 2002;
             (iii) .59 to 1.00 for quarter ending June 30, 2002; and
             (iv)  .76 to 1.00 for quarter ending September 30, 2002.

             This ratio will be calculated on a cumulative basis and will be determined as follows: (x) Net profit after taxes (a) plus interest expense, (b) plus seventy-five percent (75%) of depreciation, (c) plus amortization (y) divided by interest expense plus the current maturity of principal for the year."

          7. Section 10.01 of the Credit Agreement is hereby amended by adding the following paragraph:

             "(n) monthly, on or before the before the 15th of each month for the immediately prior month, a monthly receivable aging, a monthly inventory summary and a monthly backlog report."

          8. A new Section 11.01(m) is added to the Credit Agreement as an additional Event of Default as follows:

             "(m) If Borrower's S.E.C. Form 10K for year ending September 30, 2001 is in substance materially different than Lender has been led to expect by Borrower."

          9. Article XIII of the Credit Agreement is hereby amended to add a new
Section 13.03 as follows:

             "Section 13.03. Right to Conduct Internal Audits. Lender shall have the right at any time to conduct an internal audit of the Borrower upon reasonable advance notice to Borrower's senior management."

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          10. Except as provided herein, the Credit Agreement, as previously amended, shall remain unchanged. The Credit Agreement as previously amended and as further amended hereby is hereby ratified and confirmed.

Witness:                            BENTHOS, INC.



___________________                 By:    /s/ Ronald L. Marsiglio
                                    Name:  Ronald L. Marsiglio
                                    Title: Chief Executive Officer and President



Witness:                            CAPE COD BANK AND TRUST COMPANY, NA



___________________                 By:    /s/ Timothy F. Kelleher III
                                    Name:  Timothy F. Kelleher III
                                    Title: Senior Vice President


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